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                                                                  Exhibit 3(ii)

                                   ARTICLE V

                                SHARES OF STOCK

Section 1. Amount Authorized. The amount of the authorized capital stock and the par value, if any, of the shares authorized shall be fixed in the Articles of Association, as amended from time to time.

Section 2. Appointment of Transfer Agent. The Board of Directors may appoint a transfer agent, registrar and dividend disbursing agent (the "transfer agent") and may make or authorize such agent to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock, including uncertificated shares.

Section 3. Certificated and Uncertificated Shares. Shares of the capital stock of the Corporation may be certificated or uncertificated, as determined by the Board of Directors in its discretion, and as permitted under the Vermont Business Corporation Act, as amended from time to time. Notwithstanding the foregoing, (i) no authorization of uncertificated shares shall apply to any shares represented by a stock certificate until such certificate is surrendered to the Corporation or its transfer agent, nor shall any such authorization apply to a certificated share issued in exchange for an uncertificated share unless requested by the holder thereof; and (ii) upon written request to the Corporation or its transfer agent, any holder of uncertificated shares shall be entitled to a certificate representing all or any portion of the shares of the Corporation owned by him.

      Within a reasonable time after the issuance or transfer of uncertificated shares, and at least annually thereafter, the Corporation shall send to the registered owner thereof a written notice that shall set forth the name of the Corporation, that the Corporation is organized under the laws of the State of Vermont, the name of the shareholder, the number and class (and the designation of the series, if any) of the shares represented, and
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any restrictions on the transfer or registration of such shares of stock imposed under applicable law (including federal and state securities laws), or imposed by the Corporation's Articles of Association or these Bylaws. If applicable, such notice shall also contain the text of any preferences, voting powers, qualifications and special and relative rights of the shares of such class or series, or a statement that the Corporation will furnish a copy thereof to the shareholder upon written request and without charge.

Section 4. Stock Certificates. Any certificates representing the capital stock of the Corporation shall be signed, manually or by facsimile, by the President or a Vice President, and by the Treasurer or the Secretary or Assistant Secretary, and may be countersigned by the Corporation's transfer agent, if one has been appointed. In case any officer or transfer agent who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer or transfer agent before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if such officer or transfer agent held such title or position at the time of its issue.

Every certificate representing the Corporation's shares which are subject to any restriction on transfer shall have the restriction noted conspicuously on the face or back of the certificate, either with the full text of the restriction or a statement of the existence of such restriction and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge. Every certificate representing the Corporation's shares issued when the Corporation is authorized to issue more than one class or series of shares shall set forth on its face or back, if applicable, either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of such class or series, or a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

Section 5. Transfer. Subject to any applicable restrictions on transfer, shares of the Corporation's capital stock may be transferred only on the books of the Corporation or its
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transfer agent, (i) if such shares are certificated, by the surrender to the
Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, or (ii) if such shares are uncertificated, upon properly authorized instructions from the holder of such uncertificated shares; in each case with such proof of the authenticity of signature or authorization, and compliance with such other rules and requirements, as the Corporation or its transfer agent may reasonably specify.

Section 6. Record Holders. Except as may be otherwise required by law, by the Articles of Association or by these By-laws, the Corporation shall be entitled to treat the record holder of shares as shown on its books or the books of its transfer agent as the owner of such shares for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge, or other disposition of such shares, until the shares have been transferred on the books of the Corporation or the books of its transfer agent in accordance with the requirements of these By-laws. It shall be the duty of each shareholder to notify the Corporation of his mailing address and any changes thereto.

Section 7. Lost, Stolen or Destroyed Certificates. The Corporation or its transfer agent shall issue a new certificate in the place of any certificate theretofore issued which has been lost, stolen or destroyed, provided the holder of record of the certificate satisfies the following requirements:

      (a) Claim. The shareholder makes proof in affidavit form acceptable to the Corporation or its transfer agent that it has been lost, destroyed, or wrongfully taken;

      (b) Timely Request. The Corporation has not received notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claims;

      (c) Bond. The shareholder gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the Corporation or its transfer agent
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            may direct, to indemnify the Corporation and its transfer agent against any claims that may be made on account of the alleged loss, destruction or theft of the certificates; and

      (d) Other Requirements. The shareholder satisfies any other reasonable requirements imposed by the Corporation or its transfer agent.

Section 8. Fractional Shares. The Corporation shall be authorized to issue fractional shares. Fractional shares may be issued certificated or uncertificated, as determined by the Board of Directors in its discretion. No holder of any fractional share shall be entitled to any vote with respect thereto unless, and to the extent that, the holder or holders of fractional shares aggregating one or more full shares unite for the purpose of voting at any such meeting, in which case such holder or holders shall be entitled to one vote at such meeting for each full share represented by the aggregate of such fractional shares held by such holder or holders.

Section 9. Payment for Shares. The consideration for the issuance of shares, whether certificated or uncertificated, may be paid, in whole or in part, in money, in other property, tangible or intangible, or in labor or services actually performed for the Corporation. When payment of the consideration for which shares are to be issued shall have been received by the Corporation such shares shall be deemed to be fully paid and nonassessable. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the Corporation. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of the consideration received for shares shall be conclusive. No certificate shall be issued for any shares, nor shall any registration of uncertificated shares be made on the books of the Corporation or its transfer agent, until such shares are fully paid.